UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2024 (March 1, 2024)

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 E. 34th Cir N
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, AgEagle Aerial Systems Inc. (the “Company”) appointed Major General Malcolm Frost to serve as an independent director of the Company, effective as of March 1, 2024.

Major General Malcolm Frost is a retired Major General of the U.S. Army with over 35 years of leadership experience in both the U.S. Army and business roles. In the Army, he served as a career Infantryman, commanding and leading soldiers at every level from Lieutenant to 2-star General. Throughout his military career he provided large-scale strategic and operational leadership and oversight of units across the globe - successfully leading the evolution of soldier training programs in peace and war.

Malcolm led the Army’s Holistic Health and Fitness revolution from 2017-19 and was responsible for developing the first new physical fitness test for the Army in 40 years. He also led the Army’s initial entry training enterprise that annually transformed 130,000 civilians into soldiers. As the Army’s Director of Public Affairs, he developed and led all strategic communications plans, roll-outs, and national media relations initiatives for the Army. He has been deployed to combat several times in a variety of leadership and command positions in Bosnia-Hercegovina, Iraq, and Afghanistan between 1995-2011.

Since retiring from the Army, Malcolm provides executive leadership development, public relations, and communications advice to corporate America. He also provides advice to companies in the health and wellness sectors, training, and information operations industries and has served as a corporate board member and advisor. He has extensive keynote and public speaking experience and has been an on-air military and national security contributor to various media outlets. Malcolm believes strongly in the causes of supporting families of our fallen service members and improving the state of health and fitness as a national security challenge in America.

In addition to a Bachelor of Science Degree in Human Resources Management from the United States Military Academy at West Point, Maj. Gen. (Ret) Frost holds advanced degrees from Webster University and the U.S. Army War College in Human Resources Development and National Security Strategy, respectively. He is the recipient of the Distinguished Service Medal x2, Defense Superior Service Medal, Legion of Merit x3, Bronze Star Medal x3, Air Medal, Army Commendation Medal x6 including one for Valor, Combat Infantryman Badge, Master Parachutist Badge and Ranger Tab. He is also the recipient of the U.S. Department of State Meritorious Honor Award for reconstruction, civic and humanitarian achievements while serving in Iraq. The Company believes that Major General Malcolm Frost’s exemplary record in the military and role as a strategic advisor to many businesses will make him a vital resource to the Company.

There is no family relationship between Major General Malcolm Frost and any other executive officer or director of the Company. There have been no related transactions that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer
Dated: March 6, 2024